Exhibit 99(a)(8)

                            ALLIANCEBERNSTEIN TRUST

             AMENDMENT NO. 7 TO AGREEMENT AND DECLARATION OF TRUST

            The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Trust, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated December 12, 2000, as amended, do hereby:

      FIRST: Amend Article I, Section 1 of the Agreement and Declaration of Trust by striking out said Section in its entirety and inserting in lieu thereof the following:

            Section 1. This Trust shall be known as "AB Trust", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      SECOND: Amend Article III, Section 6, of the Agreement and Declaration of Trust by striking out the first sentence thereof and inserting in lieu thereof the following:

            Section 6. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series and classes shall be, and is hereby, established and designated: AB Global Value Fund, AB International Value Fund, AB Discovery Value Fund and AB Value Fund.

            This instrument shall become effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.




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/s/ John H. Dobkin                         Date: 01/15/2015
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John H. Dobkin


/s/ Michael J. Downey                      Date: 01/16/2015
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Michael J. Downey


/s/ William H. Foulk, Jr.                  Date: 01/15/2015
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William H. Foulk, Jr.


/s/ D. James Guzy                          Date: 01/16/2015
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D. James Guzy


/s/ Nancy P. Jacklin                       Date: 01/16/2015
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Nancy P. Jacklin


/s/ Robert M. Keith                        Date: 01/16/2015
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Robert M. Keith


/s/ Garry L. Moody                         Date: 01/16/2015
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Garry L. Moody


/s/ Marshall C. Turner, Jr.                Date: 01/16/2015
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Marshall C. Turner, Jr.


/s/ Earl D. Weiner                         Date: 01/16/2015
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Earl D. Weiner